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                                                                    Exhibit 23.3

                       Consent of Independent Accountants


We consent to the incorporation by reference of our report dated March 14, 2001, with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) to December 31, 2000, included in this current report on Form 10K/A of Blue Rhino Corporation ("Company") filed with the Securities and Exchange Commission, in the following:

         o Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

         o Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

         o Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

         o Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.



                                                /s/ Ernst & Young LLP

Winston-Salem, North Carolina
March 30, 2001